                                                                Exhibit 9.1


                           SECOND AMENDED AND RESTATED

                              INVESTORS' AGREEMENT

                                   dated as of

                                 March 26, 2001

                                      among

                        DOANE PET CARE ENTERPRISES, INC.

                             DOANE PET CARE COMPANY

                               SUMMIT CAPITAL INC.

                            SUMMIT/DPC PARTNERS, L.P.

                      J.P. MORGAN PARTNERS (B.H.C.A.), L.P.

                                BASEBALL PARTNERS

                       DLJ MERCHANT BANKING PARTNERS, L.P.

                        DLJ INTERNATIONAL PARTNERS, C.V.

                           DLJ OFFSHORE PARTNERS, C.V.

                       DLJ MERCHANT BANKING FUNDING, INC.

                               DLJ FIRST ESC, L.P.

                     BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                                PNC CAPITAL CORP.

                                       AND

                     CERTAIN OTHER PERSONS SIGNATORY HERETO

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
                                                 ARTICLE 1
                                                DEFINITIONS

1.1      DEFINITIONS.....................................................................................1

                                                 ARTICLE 2
                                    CORPORATE GOVERNANCE AND MANAGEMENT

2.1      COMPOSITION OF THE BOARD.......................................................................11
2.2      REMOVAL AND RESIGNATION........................................................................12
2.3      VACANCIES......................................................................................13
2.4      ACTION BY THE BOARD............................................................................13
2.5      CONFLICTING CHARTER OR BYLAW PROVISIONS........................................................15
2.6      SUBSIDIARY GOVERNANCE..........................................................................15

                                                 ARTICLE 3
                                         RESTRICTIONS ON TRANSFER

3.1      GENERAL........................................................................................15
3.2      LEGENDS........................................................................................15
3.3      PERMITTED AND REQUIRED TRANSFERS...............................................................15
3.4      RESTRICTIONS ON TRANSFERS......................................................................16
3.5      REGULATION Y MATTERS...........................................................................16
3.6      REGULATED HOLDERS..............................................................................17

                                                 ARTICLE 4
          RIGHTS OF FIRST OFFER, TAG ALONG RIGHTS; DRAG ALONG OBLIGATIONS AND CERTAIN REPURCHASES

4.1      RIGHTS OF FIRST OFFER..........................................................................17
4.2      RIGHT TO PARTICIPATE IN TRANSFER (TAG-ALONG RIGHTS)............................................19
4.3      REPURCHASES OF PREFERRED STOCK.................................................................20
4.4      OBLIGATIONS TO PARTICIPATE IN CERTAIN TRANSFERS (DRAG ALONG OBLIGATIONS).......................21
4.5      CONTRACTUAL PREEMPTIVE RIGHTS..................................................................22
4.6      TERMINATION UPON INITIAL PUBLIC OFFERING.......................................................23

                                                 ARTICLE 5
                                            REGISTRATION RIGHTS

5.1      DEMAND REGISTRATION............................................................................23
5.2      INCIDENTAL REGISTRATION........................................................................25
5.3      HOLDBACK AGREEMENTS............................................................................26
5.4      REGISTRATION PROCEDURES........................................................................26
5.5      INDEMNIFICATION BY THE ISSUER..................................................................29
5.6      INDEMNIFICATION BY PARTICIPATING SHAREHOLDERS..................................................30
5.7      CONDUCT OF INDEMNIFICATION PROCEEDINGS.........................................................30
5.8      CONTRIBUTION...................................................................................31
5.9      PARTICIPATION IN PUBLIC OFFERING...............................................................32
5.10     COOPERATION BY THE ISSUER......................................................................32
5.11     NO TRANSFER OF REGISTRATION RIGHTS.............................................................32
5.12     RULE 144 INFORMATION...........................................................................32


                          Second Amended and Restated
                              Investors' Agreement

5.13     WINDY HILL RIGHTS..............................................................................32

                                                 ARTICLE 6
                                     CERTAIN COVENANTS AND AGREEMENTS

6.1      CONFIDENTIALITY................................................................................32
6.2      COOPERATION IN REFINANCINGS....................................................................33
6.3      REPORTS........................................................................................33
6.4      LIMITATIONS ON SENIOR REGISTRATION RIGHTS......................................................33
6.5      CERTAIN NOTICES................................................................................33
6.6      RESERVATION OF SHARES..........................................................................33
6.7      MEETINGS OF STOCKHOLDERS.......................................................................33

                                                 ARTICLE 7
                                               MISCELLANEOUS

7.1      ENTIRE AGREEMENT...............................................................................34
7.2      BINDING EFFECT:  BENEFIT.......................................................................34
7.3      ASSIGNABILITY..................................................................................34
7.4      AMENDMENT; WAIVER; TERMINATION.................................................................34
7.5      NOTICES........................................................................................35
7.6      HEADINGS.......................................................................................36
7.7      COUNTERPARTS...................................................................................37
7.8      APPLICABLE LAW.................................................................................37
7.9      SPECIFIC ENFORCEMENT...........................................................................37
7.10     CONSENT TO JURISDICTION; EXPENSES..............................................................37
7.11     SEVERABILITY...................................................................................37


                          Second Amended and Restated
                              Investors' Agreement

                           SECOND AMENDED AND RESTATED
                              INVESTORS' AGREEMENT

         This Second Amended and Restated Investors' Agreement (this "AGREEMENT") dated as of March 26, 2001 is entered into by and among (i) Doane Pet Care Enterprises, Inc. (the "COMPANY"), (ii) Doane Pet Care Company ("DOANE"), (iii) Summit Capital Inc. ("SUMMIT"), (iv) Summit/DPC Partners, L.P. ("SUMMIT/DPC"), (v) J.P. Morgan Partners (B.H.C.A.), L.P., successor by merger to Chase Manhattan Investment Holdings, Inc. (referred to herein as "J.P. MORGAN" or sometimes as "CHASE"), (vi) DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ First ESC, L.P., (each of the foregoing in this clause (vi), a "DLJ ENTITY", and collectively, the "DLJ ENTITIES"), (vii) Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS"), (viii) PNC Capital Corp. ("PNC"), (ix) Baseball Partners and (x) the other Persons listed on the signature pages hereto.

                                   WITNESSETH:

         WHEREAS, certain securityholders entered into that certain First Amended and Restated Investors' Agreement, dated as of August 3, 1998, by and among the Company, Doane, Summit/DPC, Chase, the DLJ Entities and certain other securityholders and various amendments thereto (as so amended, the "ORIGINAL AGREEMENT"); and

         WHEREAS, the undersigned, constituting the Company, Doane and the holders of more than 75% of the shares of Common Stock of the Company that are subject to this Agreement (including the Warrants on an "as-if exercised" basis) desire to amend and restate the Original Agreement in its entirety on the terms of this Agreement.

         The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

         "2001 REGISTRABLE SECURITIES" means Registrable Securities that are the 2001 Warrants or Common Stock issued upon exercise of such warrants.

         "2001 WARRANTS" means the warrants issued pursuant to the Loan and Warrant Agreement.

         "ADVERSE PERSON" means any Person whom the board of directors of the Issuer determines is a competitor or a potential competitor of the Issuer.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no securityholder of the Issuer shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Issuer. For the purpose of this definition, the term "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.


                          Second Amended and Restated
                              Investors' Agreement

         "AFFILIATED EMPLOYEE BENEFIT TRUST" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

         "BANK HOLDING COMPANY AFFILIATE" means with respect to any Shareholder subject to the provisions of Regulation Y, (i) if such Shareholder is a bank holding company, any company controlled by such bank holding company, and (ii) otherwise, the bank holding company that controls such Shareholder and any Person (other than such Shareholder) controlled by such bank holding company.

         "BENEFICIALLY OWN" shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

         "BOARD" means the board of directors of the Company.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Nashville, Tennessee or New York City are authorized by law to close.

         "BYLAWS" means the bylaws of the Company, as amended or restated from time to time.

         "CHASE INVESTORS" means J.P. Morgan Partners (B.H.C.A.), L.P., successor by merger to Chase Manhattan Investment Holdings, Inc., and its Permitted Transferees.

         "CLASS I DIRECTOR" means any director of the Board then serving in one of the Board positions specified as a "Class I" position by the Bylaws of the Company.

         "CLASS II DIRECTOR" means any director of the Board then serving in one of the Board positions specified as a "Class II" position by the Bylaws of the Company.

         "CLASS III DIRECTOR" means any director of the Board then serving in one of the Board positions specified as a "Class III" position by the Bylaws of the Company.

         "COMMON STOCK" means authorized Class A Common Stock, par value $.0001 per share, of the Company and authorized Class B Common Stock, par value $.0001 per share, of the Company, and any stock into which such Class A Common Stock or Class B Common Stock may hereafter be converted or changed.

         "COMPANY SECURITIES" means any securities issued by the Company including, but not limited to, the Common Stock and the Warrants.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXERCISE PRICE" shall have the meaning assigned to such term in the Warrants.

         "FULLY DILUTED" means, with respect to Common Stock or Preferred Stock and without duplication, all outstanding shares of, and all shares issuable in respect of securities convertible into or exchangeable or exercisable for, Common Stock or Preferred Stock, as the case may be, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for Common Stock or Preferred Stock, as the case may be, including the Warrants, or securities convertible into or exchangeable for Common Stock or Preferred Stock, as the case may be; provided that no Person shall be deemed to own such number of Fully Diluted shares of Common Stock or Preferred Stock, as the case may be, that such Person has the right to acquire from any Person other than the Company or Doane.

                          Second Amended and Restated
                              Investors' Agreement

         "INDEPENDENT FINANCIAL EXPERT" means a nationally recognized investment banking firm that specializes in providing valuation and valuation related services selected by the Issuer which the Issuer has determined after due inquiry (i) does not (and whose directors, officers, employees and Affiliates do not), have a direct or indirect material financial interest in or other material relationship with the Issuer, the DLJ Entities, Chase, Baseball Partners, the Summit Investors, the Windy Hill Investors or any of their respective Affiliates (so long as the DLJ Entities, the Chase Investors, the Summit Investors, the Windy Hill Investors or their Permitted Transferees, as the case may be, beneficially own more than 5% of the number of shares of any class of equity securities of the Issuer), and (ii) has not been and, at the time it is called upon hereunder is not (and none of whose directors, officers, employees or Affiliates is), a director or officer of the Issuer, the DLJ Entities, Baseball Partners, the Chase Investors, the Summit Investors, the Windy Hill Investors (so long as the DLJ Entities, the Summit Investors, the Windy Hill Investors or their Permitted Transferees, as the case may be, beneficially own more than 5% of the number of shares of any class of equity securities of the Issuer); provided that an Independent Financial Expert may be compensated for opinions or services it provides as an Independent Financial Expert.

         "INITIAL PUBLIC OFFERING" means the initial sale after the date hereof of any class of Common Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8, Form S-4 or any successor forms) pursuant to which the Company receives aggregate net proceeds of at least $50 million.

         "IPO CLOSING DATE" means the date on which an Initial Public Offering is consummated.

         "ISSUER" means the Company as the issuer of the Company Securities and/or Doane as the issuer of the Preferred Stock, as the context requires.

         "LIQUIDATION VALUE" shall have the meaning assigned to such term in the Certificate of Incorporation of Doane.

         "LOAN AND WARRANT AGREEMENT" means that certain Loan and Warrant Agreement dated as of March 26, 2001 among the Company, Doane and certain Lenders (as defined in the Loan and Warrant Agreement) providing for a multiple advance term loan in an amount equal to at least $25 million.

         "MANAGEMENT INVESTORS" means Terry W. Bechtel, Earl R. Clements, Roy E. Hess, Bob L. Robinson and Dick Weber.

         "PERCENTAGE OWNERSHIP" means, with respect to any Shareholder or any group of Shareholders at any time, (i) the number of shares of Fully Diluted Common Stock that such Shareholder or group of Shareholders beneficially owns (and (without duplication) has the right to acquire) at such time, divided by
(ii) the total number of shares of Fully Diluted Common Stock at such time.

         "PERMITTED TRANSFEREE" means:

              (i) in the case of any DLJ Entity or any Person described in the following clauses (A) through (E), (A) any other DLJ Entity, (B) any general or limited partner of any such entity (a "DLJ PARTNER"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity which is an Affiliate of any DLJ Partner (collectively, the "DLJ AFFILIATES"), (C) any managing director, general partner, director, limited partner, officer or employee of such DLJ Entity or a DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (C) (collectively, the "DLJ ASSOCIATES"),
         (D) any trust, the beneficiaries of which, or any corporation, limited liability company or


                           Second Amended and Restated
                              Investors' Agreement
         partnership, the stockholders, members or general or limited partners of which, include only such DLJ Entity, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants and (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust designed to conform with the requirements of the insurance laws of the State of New York;

              (ii) in the case of Summit/DPC or any Person described in the following clauses (A) through (E), (A) any other Summit Investor, (B) any general or limited partner or shareholder of Summit/DPC, and any corporation, partnership or other entity that is an Affiliate of a Summit Investor (collectively, the "SUMMIT AFFILIATES"), (C) any general partner, limited partner, shareholder, officer or director of Summit/DPC or a Summit Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, the "SUMMIT ASSOCIATES"), and (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, stockholders, members or general or limited partners of which include only Summit/DPC, such Summit Affiliates, Summit Associates or any institution described in clause
         (E) following, or (E) any institution qualified as tax-exempt under
         Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

              (iii) in the case of any Chase Investor or any Person described in the following clauses (A) through (E), (A) any corporation, partnership or other entity that is an Affiliate of any Chase Investor (including Baseball Partners so long as it remains an Affiliate of Chase) or any entity described in clause (C) or (D) hereof; (B) any other Chase Investor; (C) any Person who at the time owns (directly or indirectly) at least a majority of the shares of any Chase Investor; (D) any Person at least a majority of whose shares shall at the time be owned (directly or indirectly) by any Chase Investor or by any Person who owns (directly or indirectly) at least a majority of the shares of any Chase Investor; (E) any corporation, partnership, business association or other entity substantially all of whose equity holders are Affiliates or employees of any Chase Investor or any entity described in clause (C) or (D) hereof; and (F) a third party, if, in the good faith reasonable judgment of Chase, such transfer is required to be effected by Chase because of a Regulatory Problem, it being understood that transfers pursuant to this clause (F) shall only be for that quantity of Common Stock as is deemed necessary by Chase to remedy such Regulatory Problem; and provided, that (with respect to clause (F) only) no such transfer shall be made to a third party that is an Adverse Person and that any such transfer of Common Stock and/or Warrants representing an amount in excess of 5% of the Common Stock on a Fully Diluted basis shall be subject to the provisions of Section 4.1 hereof unless (I) otherwise directed by a governmental authority having jurisdiction over bank holding companies or (II) a violation of Regulation Y would occur as a result thereof;

              (iv) in the case of Dartford or any Person described in the following clauses (A) through (E), (A) any other Windy Hill Investor,
         (B) any corporation, partnership or other entity which is an Affiliate of a Windy Hill Investor (collectively, the "WINDY HILL Affiliates"),
         (C) any member, shareholder, director, general partner, limited partner or officer of Dartford or a Windy Hill Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, the "DARTFORD ASSOCIATES"); (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, stockholders, members or general or limited partners of


                           Second Amended and Restated
                              Investors' Agreement
         which include only Dartford, Windy Hill Affiliates, Dartford Associates or any institution described in clause (E) following, or (E) any institution qualified as tax-exempt under Section 501(c)(3) of the internal Revenue Code of 1986, as amended;

              (v) in the case of BRS or any Person described in the following clauses (A) through (E), (A) any other Windy Hill Investor, (B) any Windy Hill Affiliate, (C) any member, shareholder, director, general partner, limited partner or officer of BRS or a Windy Hill Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in clause (C) (collectively, the "BRS ASSOCIATES"); (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, stockholders, members or general or limited partners of which include only BRS, Windy Hill Affiliates, BRS Associates or any institution described in clause
         (E) following or (E) any institution qualified as tax-exempt under
         Section 501(c)(3) of the internal Revenue Code of 1986, as amended;

              (vi) in the case of PNC or any Person described in the following clauses (A) through (E), (A) any other Windy Hill Investor, (B) any Windy Hill Affiliate, (C) any member, shareholder, general partner, limited partner, officer or director of PNC or a Windy Hill Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in clause (C) (collectively, the "PNC ASSOCIATES"); (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, stockholders, members or general or limited partners of which included only PNC, Windy Hill Affiliates, PNC Associates or any institution described in clause (E) following, (E) any institution qualified as tax-exempt under
         Section 501(c)(3) of the internal Revenue Code of 1986, as amended, or
         (F) a third party, if, in the good faith reasonable judgment of PNC, such transfer is required to be effected by PNC because of a Regulatory Problem, it being understood that transfers pursuant to this clause (F) shall only be for that quantity of Common Stock as is deemed necessary by PNC to remedy such Regulatory Problem; and provided, that (with respect to clause (F) only) no such transfer shall be made to a third party that is an Adverse Person and that any such transfer of Common Stock representing an amount in excess of 5% of the Common Stock on a Fully Diluted basis shall be subject to the provisions of Section 4.1 hereof unless (I) otherwise directed by a governmental authority having jurisdiction over bank holding companies or (II) a violation of Regulation Y would occur as a result thereof;

              (vii) in the case of Windy Hill L.L.C. or any Person described in the following clauses (A) through (E), (A) any other Windy Hill Investor, (B) any Windy Hill Affiliate, (C) any member, shareholder, general partner, limited partner, officer or director of Windy Hill L.L.C. or a Windy Hill Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in clause (C) (collectively, the "WINDY HILL L.L.C. ASSOCIATES"); and (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, stockholders, members or general or limited partners of which include only Windy Hill L.L.C., Windy Hill Affiliates, Windy Hill L.L.C. Associates or any institution described in clause (E) following or (E) any institution qualified as tax-exempt under Section 501(c)(3) of the internal Revenue Code of 1986, as amended;


                           Second Amended and Restated
                              Investors' Agreement

              (viii) in the case of Baseball Partners or any Person described in the following clauses (A) through (D), (A) any general or limited partner or shareholder of Baseball Partners, and any corporation, partnership or other entity that is an Affiliate of Baseball Partners (collectively, the "BASEBALL PARTNERS AFFILIATES"), (B) any general partner, limited partner, shareholder, officer or director of a Baseball Partners Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause
         (B) (collectively, the "BASEBALL PARTNERS ASSOCIATES"), and (C) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, stockholders, members or general or limited partners of which include only Baseball Partners, Baseball Partners Affiliates, Baseball Partners Associates or any institution described in clause (D) following, or (D) any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

              (ix) in the case of any other Shareholder, (A) the Issuer, (B) a Person to whom Shares are transferred from such other Shareholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that in the case of clause (2) preceding such transferee is the spouse or the lineal descendant, sibling or parent of such Shareholder, (C) a trust that is for the exclusive benefit of such other Shareholder, its Permitted Transferees under (B) above or any institution described in clause (D) following,
         (D) any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (E) a partnership, limited liability company, corporation or other business organization that is "controlled by" (as defined in the definition of the term "AFFILIATE"), and a majority of capital stock or interests entitled to a majority of all distributions (including liquidating distributions) are owned beneficially by, such other Shareholder and any one or more of the persons described in clauses (B) through (D) preceding; and

              (x) any other Person approved of by the Board in accordance with
         Section 2.4 hereof with respect to a particular transfer.

         "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PREFERRED STOCK" means the 14.25% Senior Exchangeable Preferred Stock of Doane.

         "PUBLIC OFFERING" means any primary or secondary public offering of equity securities of the Issuer pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement filed in connection with a transaction of the type described in Rule 145 of the Securities Act or for the purpose of issuing securities pursuant to an employee benefit plan.

         "REGISTRABLE SECURITIES" means, at any time, with respect to any Shareholder or its Permitted Transferees, any shares of Common Stock, or Warrants or Warrant Shares then owned by such Shareholder or its Permitted Transferees until (i) a registration statement covering such Common Stock, Warrants or Warrant Shares has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such securities may be sold pursuant to Rule 144(k) or (iii) such securities are otherwise transferred and in connection therewith the Issuer has delivered a new certificate


                           Second Amended and Restated
                              Investors' Agreement
or other evidence of ownership for such securities not bearing the legend required pursuant to this Agreement and such securities may be resold without subsequent registration under the Securities Act.

         "REGISTRATION EXPENSES" means (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),
(v) reasonable fees and disbursements of counsel for the Issuer and customary fees and expenses for independent certified public accountants retained by the Issuer (including expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5.4(h) hereof), (vi) the reasonable fees and expenses of any special experts retained by the Issuer in connection with such registration, (vii) reasonable fees and expenses of up to one counsel for the Shareholders participating in the offering (A) selected by the DLJ Entities or their Permitted Transferees in any offering where at least 50% of the number of securities proposed to be sold are beneficially owned by the DLJ Entities or their Permitted Transferees, (B) selected by the Summit Investors or their Permitted Transferees in any offering where at least 50% of the number of securities proposed to be sold are beneficially owned by the Summit Investors or their Permitted Transferees, (C) selected by the Windy Hill Investors or their Permitted Transferees in any offering where at least 50% of the number of securities proposed to be sold are beneficially owned by the Windy Hill Investors or their Permitted Transferees, or (D) selected by Chase or its Permitted Transferees in any offering where at least 50% of the number of securities proposed to be sold are beneficially owned by Chase or its Permitted Transferees, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Shares Dealers, Inc. (the "NASD") including fees and expenses of any "qualified independent underwriter" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Shareholders or any fees and expenses of underwriter's counsel.

         "REGULATED HOLDER" means a Shareholder which is a bank, a bank holding company or an Affiliate of any of the foregoing.

         A Regulated Holder shall be deemed to have a "REGULATORY PROBLEM" when
(i) such Regulated Holder's investment in the Securities exceeds any limitation to which it is subject, or is otherwise not permitted, under any law, rule or regulation of any governmental authority (including any position to that effect taken by such governmental authority) or (ii) restrictions are imposed on such Regulated Holder which, in its reasonable judgment, make it illegal or unduly burdensome for such Regulated Holder to continue to hold such Securities.

         "REGULATION Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. 225) or any successor regulation.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" means shares of Common Stock, the Warrants and the Preferred Stock held by the Shareholders.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHAREHOLDER" means each Person (other than the Company or Doane) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of August 3, 1998,


                           Second Amended and Restated
                              Investors' Agreement
pursuant to Section 7.3 or otherwise, or bound by this Agreement by reason of being a party to the Original Agreement, in each case, so long as such Person shall beneficially own any Securities.

         "SHARES" means shares of Common Stock and shares of Preferred Stock of the Issuer held by the Shareholders.

         "SHORT-FORM DEMAND REGISTRATION" means a Demand Registration on Form S-2 or S-3 (or any successor forms).

         "SHORT-FORM DATE" means the date on which the Issuer in question becomes eligible to use Forms S-2 or S-3 (or any successor forms) for registration of its securities.

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "SUMMIT INVESTORS" means Summit/DPC, Laura Hawkins Mansur, J. David Heaney, Gary L. Rosenthal, Lee J. Rosenthal, The 1989 Rosenthal Trust, and Ferd
A. Rosenthal but not including the Management Investors.

         "SUMMIT-INVESTOR SHARES" means all Shares held by the Summit Investors.

         "TAG-ALONG PORTION" means:

              (i) where the Selling Person is selling Preferred Stock, the number of shares of Preferred Stock held by the Tagging Person multiplied by a fraction, the numerator of which is the number of shares of Preferred Stock proposed to be sold by the Selling Person and its Permitted Transferees pursuant to Section 4.2, and the denominator of which is the aggregate number of shares of Preferred Stock on a Fully Diluted basis;

              (ii) where the Selling Person is selling Common Stock, the number of shares of Common Stock held (or, without duplication, acquirable under the Warrants) by the Tagging Person multiplied by a fraction, the numerator of which is the number of shares of Common Stock proposed to be sold by the Selling Person and its Permitted Transferees pursuant to
         Section 4.2, and the denominator of which is the aggregate number of shares of Common Stock on a Fully Diluted basis; and

              (iii) where the Selling Person is selling Warrants, the number of shares of Common Stock held (or, without duplication, acquirable under the Warrants) by the Tagging Person multiplied by a fraction the numerator of which is the number of shares of Common Stock for which the Warrants proposed to be sold by a Selling Person and its Permitted Transferees pursuant to Section 4.2 are exercisable, and the denominator of which is the aggregate number of shares of Common Stock on a Fully Diluted basis; provided that where a Tag Along Right includes the right to sell Common Stock, any Tagging Person that is a holder of Warrants may, in lieu of exercising Warrants, transfer Warrants for some or all of that number of shares of Common Stock as would otherwise have constituted its Tag Along Portion, in which event the price to be received with respect to each such Warrant shall be the price per share of Common Stock applicable to the Tag Along Offer, less the then applicable exercise price of the Warrants in question.


                           Second Amended and Restated
                              Investors' Agreement

         "THIRD PARTY" means a prospective purchaser of Securities in an arm's-length transaction from a Shareholder where such purchaser is neither a Shareholder nor Permitted Transferee of a Shareholder.

         "UNDERWRITTEN PUBLIC OFFERING" means a firmly underwritten public offering of Registrable Securities of the Issuer pursuant to an effective registration statement under the Securities Act.

         "WARRANTS" means (i) the warrants issued on or about October 5, 1995 to certain of the Shareholders (or certain predecessors-in-interest thereto) for the purchase of an aggregate of 5,417,912 shares of Common Stock (subject to adjustment as provided therein) and (ii) the warrants issued pursuant to the Loan and Warrant Agreement.

         "WARRANT SHARES" means the shares of Common Stock issuable by the Company upon exercise of the Warrants.

         "WINDY HILL" means Windy Hill Pet Food Company, Inc.

         "WINDY HILL INVESTORS" means the Persons listed on the signature pages hereto as the "Windy Hill Investors."

         "WINDY HILL MERGER" means the merger of DPC/WH MergeCo, Inc. with and into WH Holdings pursuant to the Windy Hill Merger Agreement.

         "WINDY HILL MERGER AGREEMENT" means that certain Agreement and Plan of Merger dated of June 10, 1998 among WH Holdings, Windy Hill, the Company, DPC/WH Merge Co., Inc., Doane, Dartford, Windy Hill L.L.C., BRS and PNC, as the same may be amended or restated from time to time.

         "WINDY HILL REPRESENTATIVE" means any individual designated from time to time in an instrument delivered to the Company and signed by the record holders of at least 60% of the Common Stock then held of record by all of the Windy Hill Investors. As of the date of this Agreement, Stephen C. Sherrill is the Windy Hill Representative.

              (b) The term "DLJ ENTITIES", to the extent such entities shall have transferred any of their Securities to "Permitted Transferees", shall mean the DLJ Entities and the Permitted Transferees of the DLJ Entities, taken together, and any right or action that may be exercised or taken at the election of the DLJ Entities may be exercised or taken at the election of the DLJ Entities and such Permitted Transferees.

              (c) The term "SUMMIT INVESTORS", to the extent such Shareholders shall have transferred any of their Securities to "PERMITTED TRANSFEREES", shall mean the Summit Investors and their respective Permitted Transferees, and any right or action that may be exercised or taken at the election of such Shareholders may be exercised or taken at the election of such Shareholders and their respective Permitted Transferees.

              (d) The term "WINDY HILL INVESTORS", to the extent such Shareholders shall have transferred any of their Securities to "PERMITTED TRANSFEREES", shall mean the Windy Hill Investors and their respective Permitted Transferees, and any right or action that may be exercised or taken at the election of such Shareholders may be exercised or taken at the election of such Shareholders and their respective Permitted Transferees.

              (e) The term "CHASE INVESTORS", to the extent such Shareholders shall have transferred any of their Securities to "PERMITTED TRANSFEREES", shall mean Chase and its Permitted


                           Second Amended and Restated
                              Investors' Agreement

Transferees and any right or action that may be exercised or taken at the election of such Shareholders may be exercised or taken at the election of such Shareholders and their respective Permitted Transferees.

              (f) Each of the following terms is defined in the Section set forth opposite such term:

              Term                                                 Section
              ----                                                 -------
              Approving Parties                                    4.4
              Associate                                            2.1
              Cause                                                2.2
              Chase Designee                                       2.1
              Confidential Information                             6.1(b)
              Demand Registration                                  5.1(a)
              Demand Right Holder                                  5.1(a)
              DLJMB                                                2.1(a)
              DLJMB Designee                                       2.1(a)
              Dragalong Notice                                     4.4
              Final Order Period                                   4.1(a)
              Final Section 4.1 Offer                              4.1(a)
              Following Shareholder                                5.2(b)
              Group                                                3.5
              Holders                                              5.1(a)(ii)
              Incidental Registration                              5.2(a)
              Indemnified Party                                    5.7
              Indemnifying Party                                   5.7
              Initial Order Period                                 4.1(b)
              Initial Section 4.1 Offer                            4.1(b)
              Initial Section 4.1 Offer Notice                     4.1(a)
              Initiating Shareholder                               5.1(a)
              Inspectors                                           5.4(g)
              Maximum Offering Size                                5.1(d)
              New Securities                                       6.4
              Nominee                                              2.3(a)
              Offered Securities                                   4.5
              Original Agreement                                   Recitals
              Pro-Rata Portion                                     4.1(b)
              Records                                              5.4(g)
              Regulation D                                         4.4
              Representatives                                      6.1(b)
              Requesting Shareholder                               4.5
              Sale of the Company Proposal                         4.4
              Second Order Period                                  4.1(b)
              Second Section 4.1 Offer                             4.1(b)
              Section 4.1 Sale                                     4.1(a)
              Section 4.1 Sale Price                               4.1(a)
              Section 4.1 Seller                                   4.1(a)
              Section 4.2 Response Notice                          4.2(a)
              Section 4.4 Seller                                   4.4
              Seller                                               4.3(c)
              Selling Person                                       4.2(a)
              Shareholder                                          7.3


                           Second Amended and Restated
                              Investors' Agreement

              Subsequent Section 4.1 Offer                         4.1(b)
              Subsequent Order Period 4.1(b)                       4.1(b)
              Summit-Investor Designee                             2.1
              Surrendered Shares                                   4.3(c)
              Tag-Along Notice                                     4.2(a)
              Tag-Along Notice Period                              4.2(a)
              Tag-Along Offer                                      4.2(a)
              Tag-Along Right                                      4.2(a)
              Tag-Along Sale                                       4.2(a)
              Tag-Along Seller                                     4.2(a)
              Tagging Person                                       4.2(a)
              Termination Date                                     4.3(c)
              transfer                                             3.1(a)
              Underlying Shares                                    4.2(c)
              WH Holdings                                          Recitals
              Windy Hill Designee                                  2.1

                                    ARTICLE 2

                       CORPORATE GOVERNANCE AND MANAGEMENT

         2.1 Composition of the Board.

         (a) The Board shall consist of seven members or such greater number as is established in accordance with the Bylaws, and the Company shall take such action as is necessary to cause the following persons to be nominated, in accordance with the Bylaws, to stand for election to serve as directors in the positions (i.e., as Class I Directors, Class II Directors or Class III Directors) specified below:

              (i) at any time the Summit Investors own of record 50% or more of the number of shares of Common Stock owned thereby as of August 3, 1998 (including Warrants on an as if exercised basis and disregarding stock splits, recapitalizations and similar adjustments in number of shares and stock dividends), one individual designated by Summit on behalf of the Summit Investors, and, as long as the Board is classified, such individual shall stand for election as a Class III Director (the "SUMMIT-INVESTOR DESIGNEE");

              (ii) at any time the Windy Hill Investors own of record 50% or more of the number of shares of Common Stock owned thereby as of August 3, 1998 (including those owned of record by IBJ Whitehall Bank & Trust Company as of August 3, 1998 pursuant to the escrow established in connection with the Windy Hill Merger) (including Warrants on an as if exercised basis and disregarding stock splits, recapitalizations and similar adjustments in number of shares and stock dividends), one individual designated by BRS, which individual shall stand for election as a Class I Director (the "WINDY HILL DESIGNEE");

              (iii) at any time the Chase Percentage Ownership is 5% or greater, two individuals shall be designated by Chase (each, a "CHASE DESIGNEE") to stand for election and, so long as the Board is classified, one Chase Designee shall stand for election to serve as a Class III Director and the second Chase Designee shall stand for election to serve as a Class II Director;


                           Second Amended and Restated
                              Investors' Agreement

              (iv) at any time the Percentage Ownership of the DLJ Entities is 5% or greater, one individual (the "DLJMB DESIGNEE") shall be designated by DLJ Merchant Banking Partners, L.P. ("DLJMB") to stand for election and, so long as the Board is classified, the DLJMB Designee shall stand for election to serve as a Class III Director;

              (v) the chief executive officer of the Company shall be designated to stand for election and, so long as the Board is classified, the chief executive officer shall stand for election to serve as a Class II Director; and

              (vi) in addition to the individuals contemplated above, one individual designated by a majority of the directors designated pursuant to clauses (i) through (v) above; provided, such individual must be an independent director and such individual shall stand for election to serve as a Class I Director.

         Director positions for which a nominee is not specified in accordance with the preceding provisions of this Section 2.1(a) shall be specified in accordance with the Bylaws.

         At the Company's request, each Shareholder entitled to vote for the election of directors to the Board shall vote its Securities and execute written consents to increase the Board size and to elect independent directors to accommodate the requirements for listing the Securities on any national securities exchange or market system on which the Board determines that any of the Securities shall be listed or included or to include at least two individuals who are "NON-EMPLOYEE DIRECTORS" for purposes of, and as such term is referred to in, Rule 16b-3 of the Exchange Act. Each Shareholder entitled to vote for the election of directors to the Board agrees that it will vote its Securities or execute consents, as the case may be, and take all other reasonable action (including taking reasonable steps to cause the Company to call a special meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.1(a). The parties to this Agreement acknowledge and agree that, due to the existence of stockholders entitled to vote for the election of directors that are not parties to this Agreement, the right to designate an individual pursuant to this Section 2.1(a) and the obligations of the Shareholders to vote for or consent to any individual designated in accordance with this Section 2.1(a) may not be sufficient to ensure that such individual shall be elected to the Board.

              (b) [RESERVED]

         2.2 Removal and Resignation.

              (a) Each Shareholder agrees that it will not vote any of its Securities in favor of the removal of any director who shall have been designated or nominated pursuant to Section 2.1(a) unless (i) such removal shall be for Cause (as defined below) or (ii) the Person(s) entitled to designate or nominate such director shall have consented to or requested such removal in writing (and, in the case of any such request, such Shareholder shall vote its Securities in favor of such removal). Removal for "Cause" shall mean removal of a director because of such director's (A) willful and continued failure substantially to perform his duties with the Company in his established position, (B) willful conduct which is injurious to the Company or any of its Subsidiaries, monetarily or otherwise, (C) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, (D) abuse of illegal drugs or other controlled substances or habitual intoxication or (E) willful breach of this Agreement.

              (b) At any time the Summit-Investor Designee is serving on the Board when the Summit Investors' Percentage Ownership is less than 5%, upon the request of a


                           Second Amended and Restated
                              Investors' Agreement
         majority of the other directors of the Board, the Summit Investors shall use their commercial best efforts to cause the Summit-Investor Designee to resign from the Board.

              (c) At any time the Windy Hill Designee is serving on the Board when the Windy Hill Investors' Percentage Ownership is less than 5%, upon the request of a majority of the other directors of the Board, the Windy Hill Investors shall use their commercial best efforts to cause the Windy Hill Designee to resign from the Board.

              (d) At any time a Chase Designee is serving on the Board when Chase's Percentage Ownership is less than 5%, upon the request of a majority of the other directors of the Board, Chase shall use its commercial best efforts to cause both of the Chase Designees to resign from the Board.

              (e) At any time the DLJMB Designee is serving on the Board when the Percentage Ownership of the DLJ Entities is less than 5%, upon the request of a majority of the other directors of the Board, DLJMB shall use its commercial best efforts to cause the DLJMB Designee to resign from the Board.

         2.3 Vacancies. The Shareholders recognize that under the terms of the certificate of incorporation and the Bylaws that any vacancy in the Board, whether arising through death, resignation, or removal of a director, or through an increase in the number of directors of any class, shall be filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director. In the event of such vacancy, each Shareholder entitled to vote for the election of directors to the Board agrees that it will use commercial best efforts to cause its Board nominee, if any and if then serving on the Board, to fill any such vacancy in the following manner.

              (a) any vacancy created by the death, disability, retirement, resignation or removal of any individual (a "FORMER DIRECTOR") designated under clauses (i), (ii), (iii) or (iv) of Section 2.1(a) shall be filled by the applicable person or persons that designated the Former Director so long such person or persons remains entitled to designate an individual under the applicable clause of Section 2.1(a); and

              (b) any vacancy created by an increase in the number of directors of any class shall be filled in accordance with the Bylaws.

         2.4 Action by the Board. (a) A quorum of the Board shall consist initially of four directors; provided, whenever more or less than seven directors are serving on the Board, a quorum shall consist of a majority of the number of directors then serving. Subject to the additional requirements under
Section 2.4(b), all actions of the Board shall require the affirmative vote of at least a majority of the directors at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board; provided that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

         (b) Until consummation of an Initial Public Offering, no action by the Company (including but not limited to any action by the Board or any committee thereof) shall be taken after the date hereof with respect to any of the following matters without the affirmative approval of the Board, which majority must include (i) at least one of the Chase Designees and (ii) at least one of
(A) for so long as the Summit Investors own at least 33 1/3% of the number of shares of Common Stock owned thereby as of August 3, 1998 (treating, for these purposes, the Warrants on an as if exercised basis and, in each case, disregarding stock splits, recapitalizations and similar adjustments in number of shares and stock dividends), the Summit-Investor Designee or (B) for so long as the Windy Hill Investors own at least 50% of the number


                           Second Amended and Restated
                              Investors' Agreement
of shares of Common Stock owned thereby as of August 3, 1998 (treating, for these purposes, the Warrants on an as if exercised basis and, in each case, disregarding stock splits, recapitalizations and similar adjustments in number of shares and stock dividends), the Windy Hill Designee:

              (i) (x) any merger or consolidation of the Company with or into any Person, other than a wholly owned Subsidiary, or of any Subsidiary with or into any Person other than the Company or any other wholly-owned Subsidiary; or (y) any sale of any Subsidiary or any significant operations of the Company or any Subsidiary or any acquisition or disposition of assets, business, operations or securities by the Company or any Subsidiary (in a single transaction or a series of related transactions) having a value in each case in this clause (y) in excess of $25,000,000;

              (ii) the declaration of any dividend on or the making of any distribution with respect to, or the redemption, repurchase or other acquisition of, any securities of the Company or any Subsidiary, except as expressly permitted by this Agreement or the Certificate of Designations of the Preferred Stock and except for repurchases of securities from individuals in connection with the termination of their employment;

              (iii) any liquidation, dissolution, commencement of bankruptcy, liquidation or similar proceedings with respect to the Company or any Subsidiary;

              (iv) (A) any incurrence by the Company or any Subsidiary of indebtedness for borrowed money in excess of $25,000,000 in the aggregate (or the guaranty by the Company or any Subsidiary of any such indebtedness) other than an incurrence or guaranty permitted by the existing terms of the credit facilities of the Company or any Subsidiary thereof or (B) any issuance of any security by the Company or any Subsidiary other than issuances of securities in connection with any employee stock offering or any stock option plan approved by the Board or as consideration in any acquisition (whether stock purchase, asset purchase or merger), which acquisition has been approved in accordance with this Agreement including Section 2.4(b)(i) if applicable to such acquisition;

              (v) any transaction or series of related transactions (not otherwise expressly permitted by this Agreement) between the Company or any Subsidiary, on the one hand, and any stockholder or Affiliate of the Company or any Subsidiary, on the other hand, other than transactions involving an amount less than $500,000;

              (vi) the appointment of the Chief Executive Officer;

              (vii) any amendment to the certificate of incorporation or bylaws of the Company or any adoption of or amendment to the certificate of incorporation or bylaws of any significant Subsidiary (i.e. any Subsidiary whose revenues for the latest twelve month period are at least equal to 10% of the consolidated revenues of the Company and all of its Subsidiaries);

              (viii) the approval of any Person as a Permitted Transferee under clause (x) of the definition of "Permitted Transferee"; or

              (ix) any amendment of the definition of the term "Permitted Transferee", which amendment shall be consistent with the intention of the parties hereunder.


                           Second Amended and Restated
                              Investors' Agreement

         2.5 Conflicting Charter or Bylaw Provisions. Each Shareholder shall vote its shares of Common Stock, and shall take all other actions necessary, to ensure that the Company's certificate of incorporation and bylaws facilitate and do not at any time conflict with any provision of this Agreement.

         2.6 Subsidiary Governance. Subject to paragraph 8(b) of the Certificate of Designations of the Preferred Stock, each of the Company and each Shareholder agrees that the board of directors of Doane shall be comprised of the individuals who are serving as directors on the Board in accordance with Section 2.1(a). Each Shareholder agrees to vote its shares of Common Stock and to cause its representatives on the Board, subject to their fiduciary duties, to vote and take other appropriate action to effectuate the agreements in this Section 2.6 in respect of Doane.

                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

         3.1 General. (a) Each Shareholder understands and agrees that the Securities purchased on or prior to the date hereof (including Securities issued in connection with the Windy Hill Merger) have not been registered under the Securities Act and are restricted securities. Each Shareholder agrees that it will not, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("TRANSFER") any Securities (or solicit any offers to buy or otherwise acquire, or take a pledge of any Securities) except in compliance with the Securities Act and the terms and conditions of this Agreement.

         (b) Any attempt to transfer any Securities not in compliance with this Agreement shall be null and void and neither the Issuer thereof nor any transfer agent shall give any effect in the Issuer's stock records to such attempted transfer.

         3.2 Legends. (a) In addition to any other legend that may be required, each certificate for Securities that is issued to any Shareholder after the date hereof shall bear a legend in substantially the following form:

         (a) "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECOND AMENDED AND RESTATED INVESTORS' AGREEMENT DATED AS OF MARCH 26, 2001, AS AMENDED OR RESTATED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM DOANE PET CARE ENTERPRISES, INC., DOANE PET CARE COMPANY OR ANY SUCCESSOR THERETO."

         (b) If any Securities shall cease to be Registrable Securities under clause (i) or clause (ii) of the definition thereof, the Issuer thereof shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Section 3.2(a) endorsed thereon. If any Securities cease to be subject to any and all restrictions on transfer set forth in this Agreement, the Issuer thereof shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Securities without the second sentence of the legend required by Section 3.2(a) endorsed thereon.

         3.3 Permitted and Required Transfers.

         (a) Notwithstanding anything in this Agreement to the contrary, any Shareholder may at any time transfer any or all of its Securities to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder or group of Shareholders and without compliance with Sections 3.4,


                           Second Amended and Restated
                              Investors' Agreement

4.1 and 4.2 so long as (i) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement and (ii) the transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws.

         (b) Notwithstanding anything in this Agreement to the contrary, without the consent of the Board or any other Shareholder or group of Shareholders and without compliance with Sections 3.4, 4.1 and 4.2, on or before April 30, 2001, Chase shall be permitted to transfer any or all of the 2001 Warrants to Baseball Partners so long as (i) Baseball Partners agrees that the 2001 Warrants transferred from Chase and the Common Stock issued upon exercise of such warrants shall be bound by the terms of this Agreement and (ii) the transfer to Baseball Partners shall not be in violation of applicable federal or state securities laws.

         3.4 Restrictions on Transfers. (a) Except as provided in Section 3.3, each Shareholder and the Permitted Transferees of such Shareholder may transfer their shares of Common Stock and Warrants only:

              (i) in a Public Offering in connection with the exercise of its rights under Article 5 hereof;

              (ii) [RESERVED];

              (iii) subject to Sections 3.4(c), 4.1 and 4.2, in a sale pursuant to Rule 144 (or any successor provision) under the Securities Act or otherwise;

              (iv) [RESERVED]; or

              (v) subject to Section 3.4(c), in connection with any transfer of shares of Preferred Stock in a transaction in which shares of Preferred Stock and such Company Securities shall be transferred to the same transferee.

         (b) Subject to Section 3.4(c) and Section 4.2, transfers of shares of Preferred Stock shall be permitted provided any such transfer is not in violation of applicable federal or state securities laws and such transfer does not occur prior to an Initial Public Offering.

         (c) In no event shall any transfers pursuant to Section 3.4(a)(iii) or
(a)(v), or any transfers of shares of Preferred Stock hereof be made to an Adverse Person; provided, notwithstanding the current prohibition on transfers to Adverse Persons, if a transfer to an Adverse Person occurs, this clause (c) shall not restrict tag-along transfers pursuant to Section 4.2.

         (d) The restrictions on transfer set forth in this Section 3.4 shall terminate upon the consummation of an Initial Public Offering.

         (e) In the event any transfer pursuant to Section 3.4(a)(iii) hereof shall be made for consideration other than cash, then the selling Shareholder shall obtain and deliver to the Issuer, within ten days of the consummation of such transfer, an opinion of an Independent Financial Expert with respect to the fair market value of the non-cash consideration received by such selling Shareholder.

         3.5 Regulation Y Matters. Notwithstanding anything in this Agreement or the Warrants to the contrary, no Shareholder that owns securities which are subject to the provisions of Regulation Y shall, and no such Shareholder shall permit any of its Bank Holding Company Affiliates to, transfer any such Securities held by it, to any Person other than (a) any Permitted Transferee of such Shareholder in


                           Second Amended and Restated
                              Investors' Agreement
accordance with Section 3.3 hereof, (b) in connection with any Public Offering or public sale of securities of the Issuer (including a public sale pursuant to Rule 144 or 144A under the Securities Act or any similar rules then in force),
(c) to a Person or "group" of Persons (within the meaning of the Exchange Act, a "GROUP") if, after such sale, such Person or Group in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Issuer's directors, provided that such sale has been approved by the Issuer's board or a committee thereof, (d) to a Person or Group if, after such sale, such Person or Group in the aggregate would own or control securities of the Issuer (excluding the portion of the Securities being disposed of by such Shareholder (or such Bank Holding Company Affiliate, as the case may be) in connection with such sale) which possess in the aggregate the ordinary voting power to elect a majority of the Issuer's directors, (e) to a Person or Group if, after such sale, such Person or Group would not, in the aggregate, own, control or have the right to acquire more than 2% of the outstanding securities of any class of voting securities of the Issuer, (f) to a Person or Group if, prior to such sale, such Person or Group in the aggregate already owns or controls securities of the Issuer which possess in the aggregate the ordinary voting power to elect a majority of the Issuer's directors, or (g) in connection with a merger, consolidation or similar transaction involving the Issuer if, after such transaction, a Person or Group would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors, provided that such transaction has been approved by the Issuer's board or a committee thereof. Notwithstanding the foregoing, nothing in this Section 3.5 shall restrict or be deemed to restrict transfers to other parties to this Agreement pursuant to any provision hereof, including, without limitation, Sections 3.3, 3.4, 4.1, 4.2 and 4.3 hereof. The Shareholders acknowledge that, in connection with the transactions contemplated by the Loan and Warrant Agreement, the Company and Doane have entered into the letter agreement attached hereto as Exhibit A with J.P. Morgan. To the extent the Company's, Doane's or J.P. Morgan's obligations under such attached letter agreement are inconsistent with their respective obligations under this Agreement, the terms of such attached letter agreement will govern so that compliance with the letter agreement terms will not give rise to a breach or violation of the other terms of this Agreement.

         3.6 Regulated Holders. Notwithstanding anything to the contrary herein, if any Regulated Holder is required to effect a transfer of any of its Securities because it has a Regulatory Problem, then the Issuer shall provide reasonable assistance to such Regulated Holder in connection with efforts by such Regulated Holder to dispose of any such Securities in a prompt and orderly manner.

                                    ARTICLE 4
       RIGHTS OF FIRST OFFER; TAG ALONG RIGHTS; DRAG ALONG OBLIGATIONS AND
                              CERTAIN REPURCHASES

         4.1 Rights of First Offer. (a) If any Shareholder desires to transfer any shares of Common Stock or Warrants to any Person other than a transfer permitted under Sections 3.3, 3.4(a)(i) or 3.4(a)(v) or pursuant to a Sale of the Company Proposal that is approved by the Approving Parties, such Shareholder (the "SECTION 4.1 SELLER") shall give written notice (an "INITIAL SECTION 4.1 OFFER NOTICE") to the Company and the non-transferring Shareholders that such
Section 4.1 Seller desires to effect such a transfer (a "SECTION 4.1 Sale") and setting forth the number of shares of Common Stock or Warrants proposed to be transferred by the Section 4.1 Seller, the consideration per share that such
Section 4.1 Seller proposes to be paid for such shares (the "SECTION 4.1 SALE PRICE") and any other material terms sought by the Section 4.1 Seller.

         (b) The giving (pursuant to Section 7.5) of an Initial Section 4.1 Offer Notice to the Company and each non-transferring Shareholder shall constitute an offer (the "INITIAL SECTION 4.1 OFFER") by such Section 4.1 Seller to sell to such Shareholder for cash on the terms set forth in the Initial
Section 4.1 Offer Notice and this Section 4.1 the Shares subject to the Section
4.1 Sale at the Section 4.1 Sale Price. Each Shareholder receiving an Initial
Section 4.1 Offer shall have a 30-day period after


                           Second Amended and Restated
                              Investors' Agreement
receipt of such offer (the "INITIAL ORDER PERIOD") in which to accept such offer as to all of such Shareholder's Pro Rata Portion by giving a written notice of acceptance to such Section 4.1 Seller (together with a copy thereof to the Company) prior to the expiration of such 30-day period.

         If every Shareholder receiving an Initial Section 4.1 Offer Notice does not elect to purchase Shares in such Initial Section 4.1 Offer, the Section 4.1 Seller shall not be required to sell any Shares accepted pursuant to the Initial
Section 4.1 Offer, but shall, within 5 days after the expiration of the Initial Order Period, provide written notice to all Shareholders that did accept the Initial Section 4.1 Offer, informing them that they have the right to increase the number of Shares that they accepted pursuant to the Initial Section 4.1 Offer (the "SECOND SECTION 4.1 OFFER"). Each such Shareholder will then have a 5-day period after receipt of the Second Section 4.1 Offer (the "SECOND ORDER PERIOD") in which to accept such offer as to all of such Shareholder's portion of the Shares not accepted pursuant to the Initial Section 4.1 Offer (on the basis of such Shareholder's Pro Rata Portion compared to the Pro Rata Portion of all other Shareholders receiving the Second Section 4.1 Offer). So long as the Shareholders have not elected to purchase all of the Shares subject to any offer made pursuant to the preceding provisions of this Section 4.1, the Section 4.1 Seller shall not be required to sell any Shares pursuant to any prior offer made pursuant to the preceding provisions of this Section 4.1, but shall, within five days after the expiration of the order period for the immediately preceding offer made pursuant to this Section 4.1, provide written notice to all Shareholders that did accept their full Pro Rata Portion of the immediately preceding offer, giving them final notice that they have the right to increase the number of Shares that they accepted pursuant to the Initial Section 4.1 Offer (the "FINAL SECTION 4.1 OFFER"). Each such Shareholder will then have a 5-day period after receipt of a Final Section 4.1 Offer (the "FINAL ORDER PERIOD") in which to accept such offer as to all of such Shareholder's portion of the Shares not accepted pursuant to preceding offers made to this Section 4.1 (on the basis of such Shareholder's Pro Rata Portion compared to the Pro Rata Portion of all other Shareholders receiving the Final Section 4.1 Offer).

         If any Shareholder fails to notify the Section 4.1 Seller or the Company prior to the expiration of the Initial Order Period, the Second Order Period, or the Final Order Period, as applicable, referred to above, it will be deemed to have declined the Section 4.1 Offer, Second Section 4.1 Offer, or the Final Section 4.1 Offer as applicable.

         For purposes of this Section 4.1 only, "PRO RATA PORTION" means, with respect to any Shareholder other than the Section 4.1 Seller, the fraction that results from dividing (i) the number of shares of Common Stock, on a Fully Diluted basis, that such Shareholder beneficially owns (or, without duplication, has the right to acquire) by (ii) that number of shares of Common Stock, on a Fully Diluted basis, owned by all Shareholders (other than the Section 4.1 Seller) (or which, without duplication, they have the right to acquire).

         In the event any Shareholder declines (or is deemed to decline) to exercise its right of first offer with respect to the Company Securities it is offered to purchase under this Section 4.1 pursuant to the Final Section 4.1 Offer, the Section 4.1 Seller shall immediately notify the Company thereof and the Company may, upon receipt of such notice, following the expiration of the Final Order Period, by giving notice of acceptance to such Section 4.1 Seller within five days after the expiration of the Final Order Period, (x) exercise the right of first offer with respect to the number of shares of Common Stock or Warrants, as the case may be, which such Shareholder has declined pursuant to the Final Section 4.1 Offer or (y) allocate such unsubscribed for Securities to any other Shareholder or Shareholders on such basis as the Company determines is proper under the circumstances.

         (c) The Shareholders or the Company exercising their rights of first offer as to shares of Common Stock or Warrants subject to the Section 4.1 Sale shall purchase and pay, by bank or certified check, for all shares of Common Stock or Warrants accepted within a 10-day period of the date on which


                           Second Amended and Restated
                              Investors' Agreement
all shares of Common Stock or Warrants subject to the right of first offer have been accepted; provided that if the purchase and sale of such shares of Common Stock or Warrants is subject to any prior regulatory approval, subject to
Section 4.1(d)(iii), the time period during which such purchase and sale may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received.

         (d) Upon the earlier to occur of (i) full rejection or deemed rejection of any Section 4.1 Offer by all recipients thereof, (ii) the failure of the Shareholders and/or the Company to elect to purchase all the shares of Common Stock or Warrants subject to the Section 4.1 Offer pursuant to the procedures in
Section 4.1(b) or (iii) the failure to obtain any required consent or regulatory approval for the purchase of the Company Securities subject thereto within 45 days of full acceptance of any Section 4.1 Offer, then, subject to Section 4.2, the Section 4.1 Seller shall have a 90-day period during which to effect a transfer of any or all of the shares of Common Stock or Warrants subject to the
Section 4.1 Sale on substantially the same or more favorable (as to the Section
4.1 Seller) terms and conditions as were set forth in the Section 4.1 Offer Notice at a price in cash (or marketable securities or other property (or any combination thereof) having a fair market value not less than 100% of the
Section 4.1 Sale Price); provided that if the transfer is subject to regulatory approval, the 90-day period in which it may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received. If the Section 4.1 Seller does not consummate the sale of the shares of Common Stock or Warrants subject to the Section 4.1 Offer in accordance with the foregoing time limitations, such Shareholder may not sell any shares of Common Stock or Warrants in accordance with Section 3.4(a)(iii) without repeating the foregoing procedures.

         (e) A Section 4.1 Seller may transfer securities in accordance with
Section 4.1(d) for consideration other than cash only if such Shareholder has first obtained and delivered to each of the Shareholders an opinion of an Independent Financial Expert that the fair market value of the non-cash consideration that such Shareholder proposes to accept as consideration for such Shares, together with any cash consideration, is at least equal to 100% of the
Section 4.1 Sale Price.

         4.2 Right To Participate In Transfer (Tag-Along Rights). (a) If any Shareholder (the "SELLING PERSON") proposes to transfer (other than transfers
(i) of shares of Common Stock or Warrants in a Public Offering, (ii) to Permitted Transferees of the Selling Person or (iii) where prior to or after giving effect to such transfer or transfers, the Selling Person and its Permitted Transferees continue to have beneficial ownership of at least 75% of the number of the securities of the type proposed to be transferred that were beneficially owned by such Selling Person as of August 3, 1998 (or such later date as such Shareholder first became a party to or bound by this Agreement)), in a transaction otherwise permitted by Section 3.4 hereof, a number of shares of Common Stock or Preferred Stock equal to or exceeding 10% of the number of such outstanding securities on a Fully Diluted basis, or Warrants, together with any Common Stock proposed to be transferred, exercisable for 10% of the Common Stock on a Fully Diluted basis, in a single transaction or in a series of related transactions (a "TAG-ALONG SALE"), the other Shareholders may, at their option, elect to exercise their rights under this Section 4.2 (each such Shareholder, a "TAGGING PERSON"); provided, however, with respect to any such transfer also governed by Section 4.1 hereof, the Shareholders holding Common Stock and Warrants (and the Company) shall have first been afforded the opportunity to acquire any Common Stock or Warrants sold in a Tag-Along Sale in accordance with the provisions of Section 4.1. Any sale by a Shareholder of Common Stock, Warrants or Preferred Stock, as the case may be, that occurs within six months of any other sale by such Shareholder of the same securities shall be conclusively deemed to be related to such previous transaction. In the event of such a proposed transfer, the Selling Person shall (after the conclusion of the relevant periods referred to in Section 4.1(d), if applicable) provide each other Shareholder written notice of the terms and conditions of such proposed transfer ("TAG-ALONG NOTICE"). The Tag-Along Notice shall identify the number and type of securities subject to the offer ("TAG-ALONG OFFER"), the cash price at which the transfer is proposed to


                           Second Amended and Restated
                              Investors' Agreement
be made, and all other material terms and conditions of the Tag-Along Offer. Each Tagging Person shall have the right (a "TAG-ALONG RIGHT"), exercisable by written notice ("SECTION 4.2 RESPONSE NOTICE") given to the Selling Person and the Company within 25 days (or, in the case of a transfer of shares of Preferred Stock, 14 days) after receipt of the Tag-Along Notice (the "TAG-ALONG NOTICE PERIOD"), to require the Selling Person to include in the proposed transfer the number of securities held by such Tagging Person as is specified in such notice; provided that if the aggregate number and kind of securities proposed to be sold by all Tagging Persons in such transaction exceeds the number and kind of securities which can be sold on the terms and conditions set forth in the Tag-Along Notice, then only the Tag-Along Portion of each Tagging Person shall be sold pursuant to the Tag-Along Offer. If the Tagging Persons exercise their Tag-Along Rights hereunder, each Tagging Person shall deliver to the Selling Person the certificate or certificates representing the securities of such Tagging Person to be included in the transfer, together with a limited power-of-attorney authorizing the Selling Person to transfer such securities on the terms set forth in the Tag-Along Notice. Delivery of such certificate or certificates representing the securities to be transferred and the limited power-of-attorney authorizing the Selling Person to transfer such securities shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons. If, at the end of a 120-day period after such delivery, the Selling Person has not completed the transfer of all such securities on substantially the same terms and conditions set forth in the Tag-Along Notice,
(A) the Selling Person shall return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with all certificates representing the Shares which such Tagging Person delivered for transfer pursuant to this Section 4.2 and such Tagging Person shall not thereafter have the right to require the Selling Person to include any Securities in such proposed transfer, and (B) any transfer to be completed after the end of such 120-day period shall be subject to the rights of the Shareholders under this
Section 4.2.

         (b) In the event of a transfer of shares of Preferred Stock in a Public Offering or pursuant to Rule 144A of the Securities Act to which Section 4.2(a) is applicable, (i) the Tag-Along Notice need not specify the terms and conditions of the Tag-Along Offer, (ii) the Tag-Along Notice Period shall be 5 days and (iii) the Section 4.2 Response Notice shall constitute an irrevocable agreement of the Tagging Person providing such Section 4.2 Response Notice to sell the Tag Along Portion of Preferred Stock at the price and on the terms and conditions pursuant to which the Selling Person shall consummate the Tag-Along Sale.

         (c) In the event of a transfer subject to Section 4.2(a) of Warrants, such transfer shall be deemed a transfer of the shares of Common Stock for which the number of Warrants proposed to be transferred would be exercisable ("UNDERLYING SHARES"). The price per share of Common Stock shall be deemed to equal the price per Warrant divided by the number of Underlying Shares minus the applicable Exercise Price.

         (d) Concurrently with the consummation of the Tag-Along Sale, the Selling Person shall notify the Tagging Persons thereof, shall remit to the Tagging Persons the total consideration (by bank or certified check) for the securities of the Tagging Persons transferred pursuant thereto, and shall, promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

         (e) If at the termination of the Tag-Along Notice Period any Tagging Person shall not have elected to participate in the Tag-Along Sale, such Tagging Person will be deemed to have waived its rights under Section 4.2(a) with respect to the transfer of its securities pursuant to such Tag-Along Sale.

         4.3 Repurchases of Preferred Stock. (a) Notwithstanding anything to the contrary in Section 5(b) of the Certificate of Designations of the Preferred Stock, as consideration for the agreement


                           Second Amended and Restated
                              Investors' Agreement
of the Shareholders and their Permitted Transferees not to transfer any shares of Preferred Stock prior to an Initial Public Offering, Doane shall have the right, at any time and from time to time, to repurchase, in whole or in part, on a pro rata basis, from the Shareholders and their Permitted Transferees any shares of Preferred Stock owned by such Shareholders, at a purchase price in cash equal to 112% of the Liquidation Value of such Preferred Stock on the date of such repurchase, plus any accrued and unpaid cash dividends.

         (b) If Doane elects to exercise its right to require any Shareholder to sell shares of Preferred Stock pursuant to Section 4.3(a), Doane shall deliver a written notice to each Shareholder whose shares it wishes to repurchase, which notice shall state the price per share and the terms and conditions of such repurchase.

         (c) Upon the receipt of any notice pursuant to Section 4.3(b), the shares subject to repurchase pursuant to Section 4.3(a) (collectively, "SURRENDERED SHARES") shall be repurchased within 30 Business Days of the date (the "TERMINATION DATE") of receipt of such notice. On the repurchase date, the Shareholder selling such Surrendered Shares (the "SELLER") shall deliver to Doane the certificate or certificates representing the Surrendered Shares owned by such Seller on such date against delivery by Doane to such Seller of the repurchase price. All certificates for Surrendered Shares shall be duly endorsed in favor of Doane by the Seller. If any Seller shall fail to deliver such duly endorsed certificate or certificates to Doane within the time required, Doane shall cause its books and records to show that the Surrendered Shares are bound by the provisions of this Section 4.3 and that the Surrendered Shares, until transferred to Doane, shall not be entitled to any proxy, dividend or other rights from the date by which such certificate or certificates should have been delivered to Doane.

         4.4 Obligations to Participate in Certain Transfers (Drag Along Obligations). If (a) a Third Party offers to purchase from any one or more of the shareholders of the Company in a single transaction or series of related transactions (whether by merger, recapitalization, consolidation, sale, transfer or exchange of the Company's capital stock) (i) Securities representing 80% or more of the outstanding shares of Common Stock (determined on a Fully Diluted basis) or (ii) all or substantially all of the assets of the Company (each, a "SALE OF THE COMPANY PROPOSAL"), (b) such proposal is acceptable to (A) Chase and (B) at least one of Summit or BRS (the "APPROVING PARTIES"), (c) in the case of a stock sale, the Approving Parties own less than the number of shares and Warrants offered for purchase in such transaction and (d) in the case of a stock sale, the Shareholders have not exercised their tag along rights pursuant to
Section 4.2 to the extent necessary to cover the full number of Securities subject to the Sale of the Company Proposal, then the Company shall send a copy of the Sale of the Company Proposal (the "DRAGALONG NOTICE") to all of the other Shareholders. Each of the Shareholders will consent to and raise no objections to the Sale of the Company Proposal or the process thereof. If the Sale of the Company Proposal is structured as the sale of stock or recapitalization, each of the other Shareholders will sell all (or such portion as is required by the remaining portions of this Section 4.4) of its Securities offered for purchase by, and pursuant to the terms and conditions of, the Sale of the Company Proposal. If the Sale of the Company Proposal is structured as a merger or consolidation, each of the Shareholders will waive all dissenter's rights, appraisal rights or similar rights in connection with such merger or consolidation. If the Sale of the Company Proposal is structured as a sale of all or substantially all of the assets of the Company or Doane, at the request of the Board, each of the Shareholders shall take such actions as may be necessary to approve the sale and to cause a liquidation of the Company or its subsidiaries, as applicable, following the consummation of such transaction.

         Upon receipt of the Dragalong Notice, each of the Shareholders (including the Approving Parties) shall be obligated to sell a percentage of its Securities on the terms set forth in the Sale of the Company Proposal. The percentage of Securities referred to in the preceding sentence shall equal (a) a percentage mutually agreed upon by all Shareholders participating or required to participate in such transaction (so


                           Second Amended and Restated
                              Investors' Agreement
long as the aggregate number of Securities equals the number of shares of Common Stock (determined as if the Warrants had been fully exercised) offered in the Sale of the Company Proposal) or (b) in the absence of any such agreement, the percentage of the outstanding shares of Common Stock (determined as if the Warrants had been fully exercised) offered to be purchased pursuant to the Sale of the Company Proposal.

         The obligations of the Shareholders to participate in a Sale of the Company Proposal are also subject to the satisfaction of the following condition: the consideration to be received in the Sale of the Company Transaction shall be distributed pro rata among the holders of the shares of Common Stock; provided that, notwithstanding the foregoing, the holders of the Warrants, to extent they have not exercised the Warrants prior to or in connection with the Sale of the Company Transaction, shall be entitled to receive with respect to each Warrant Share the consideration payable with respect to a share of Common Stock less the exercise price payable to acquire such Warrant Share.

         If the Company enters into any negotiation or transaction for which Rule 506 of Regulation D ("REGULATION D") promulgated under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Common Stock will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501 of Regulation D) reasonably acceptable to the Board. If any holder of any shares of Common Stock appoints the purchaser representative designated by the Board, the Company will pay the fees of such purchaser representative, but if any such holder of Common Stock declines to appoint the purchaser representative designated by the Board, such holder will appoint another purchaser representative (reasonably acceptable to the Board), and such holder will be responsible for the fees of the purchaser representative so appointed.

         4.5 Contractual Preemptive Rights. If the Company proposes to issue, sell or otherwise transfer any shares of Common Stock (or any security convertible or exchangeable into Common Stock) of the Company (the "OFFERED SECURITIES"), each Shareholder who is an accredited investor (as defined under Rule 501 of Regulation D) shall have the right to purchase the number of Offered Securities provided below in this Section 4.5; provided, that the provisions of this Section 4.5 shall not apply to any issuances (a) to any employee of the Company or any of its Subsidiaries pursuant to any stock option or similar benefit plan or any employee stock offering approved by the Board, (b) in connection with a Public Offering, (c) of any Common Stock in payment of any dividend on the Common Stock pursuant to the terms of the certificate of incorporation of the Company, (d) of any Common Stock in a merger, stock exchange, purchase of assets or similar transaction, (e) of the Warrants or of any Common Stock upon exercise of the Warrants or (f) of any Common Stock to any Person that is not a Shareholder or an Affiliate of a Shareholder at the time of issuance. The Company shall give each Shareholder at least 20 days' prior written notice of any such proposed issuance setting forth in reasonable detail the proposed terms and conditions thereof and shall offer to each Shareholder the opportunity to purchase such securities at the same price, on the same terms (including, if more than one type of security is issued, each type of security in the same proportion offered), and at the same time as the securities are proposed to be issued by the Company. A Shareholder may exercise its preemptive rights by delivery of an irrevocable written notice to the Company not more than 10 days after delivery of the Company's notice, which notice shall state the number of Offered Securities such Shareholder (each a "REQUESTING SHAREHOLDER" and collectively, the "REQUESTING SHAREHOLDERS") would like to purchase. If the total number of Offered Securities requested to be purchased exceeds the total number of Offered Securities proposed to be issued and sold by the Company, then the Company will issue and sell the Offered Securities to the Requesting Shareholders pro rata based on the number of Shares (determined on a Fully-Diluted basis) owned by each such Shareholder prior to the issuance at hand. If the total number of Offered Securities requested to be purchased does not equal the total number of Offered Securities proposed to be issued and sold by the Company, the Company shall give notice to each Requesting Shareholder and the Requesting


                           Second Amended and Restated
                              Investors' Agreement

Shareholders shall have three (3) days to elect to purchase the remaining Offered Securities; provided, that any over subscription shall be subject to the pro rata cut-back provision described in the preceding sentence.

         4.6 Termination Upon Initial Public Offering. The provisions of this
Article 4 (other than Section 4.3) shall terminate upon consummation of an Initial Public Offering.

                                    ARTICLE 5
                               REGISTRATION RIGHTS

         5.1 Demand Registration. (a) If the Issuer shall receive a written request by the DLJ Entities, Chase, Summit on behalf of the Summit Investors or the Windy Hill Investors (as provided in Section 5.13) (each of the foregoing is referred to as a "DEMAND RIGHT HOLDER;" and the Person making the request is referred to herein as the "INITIATING SHAREHOLDER") that the Issuer effect the registration under the Securities Act of all or a portion of such Initiating Shareholder's shares of Registrable Securities, and specifying the intended method of distribution thereof, then the Issuer shall promptly give written notice of such requested registration (a "DEMAND REGISTRATION") at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

              (i) the Registrable Securities which the Issuer has been so requested to register by the Initiating Shareholder, then held by the Initiating Shareholder; and

              (ii) subject to the cut back provisions set forth in Section 5.1(d), all other Registrable Securities of the same type (it being understood that voting and non-voting common stock will be considered the same type) as that to which the request by the Initiating Shareholder relates which any other Shareholder entitled to request the Issuer to effect an Incidental Registration (as such term is defined in Section 5.2) pursuant to Section 5.2 (all such Shareholders, together with the Initiating Shareholder, the "HOLDERS") has requested the Issuer to register by written request received by the Issuer within 15 days after the receipt by such Holders of such written notice given by the Issuer, all to the extent necessary to permit the distribution (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

provided, that, notwithstanding the foregoing in this Section 5.1(a), if a request made pursuant to Section 5.1(a) would require the Company to effect an Initial Public Offering (disregarding, for these purposes, the $50 million net proceeds reference in the definition of "Initial Public Offering"), the Board must approve such offering in the manner provided in Section 2.4(b);

provided further that, subject to Section 5.1(c) hereof, (I) the Company shall not be obligated to effect more than five Demand Registrations for the Summit Investors collectively, three Demand Registrations for the DLJ Entities collectively, five Demand Registrations for the Windy Hill Investors collectively, or five Demand Registrations for Chase pursuant to this Section 5.1(a), and (II) in addition to the foregoing rights, following the Short-Form Date, the number of Short-Form Demand Registrations for the DLJ Entities, Chase, the Summit Investors and the Windy Hill Investors pursuant to this Section 5.1 shall be unlimited;


                           Second Amended and Restated
                              Investors' Agreement
and provided further that the Issuer shall not be obligated to effect a Demand Registration with respect to Common Stock unless the aggregate proceeds expected to be received from the sale of the Common Stock requested to be included in such Demand Registration equal at least (x) if such Demand Registration would constitute an Initial Public Offering, $50,000,000, or (y) in any other Public Offering, $20,000,000. In no event will the Issuer be required to effect more than one Demand Registration within any 6 month period.

         Promptly after the expiration of the 15-day period referred to in
Section 5.1(a)(ii) hereof, the Issuer will notify all the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registrable Securities requested to be included therein. The Initiating Shareholder requesting a registration under this Section 5.1(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Issuer revoking such request, in which case such request, so revoked, shall be considered a Demand Registration unless such revocation arose out of the fault of the Issuer, in which case such request shall not be considered a Demand Registration, or unless the participating Shareholders reimburse the Issuer for all costs incurred by the Issuer in connection with such registration.

         (b) The Issuer will pay all Registration Expenses in connection with any Demand Registration.

         (c) A registration requested pursuant to this Section 5.1 shall not be deemed to have been effected (i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder); provided that if after any registration statement requested pursuant to this Section 5.1 becomes effective (x) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (y) less than 75% of the Registrable Securities included in such registration statement has been sold thereunder, such registration statement shall not be considered a Demand Registration or (ii) if the Maximum Offering Size (as defined below) is reduced in accordance with Section 5.1(d) such that less than 66 2/3% of the Registrable Securities of the Demand Rights Holders sought to be included in such registration are included.

         (d) If a Demand Registration involves an Underwritten Public Offering and the managing underwriter shall advise the Issuer and the Holders that, in its view, (i) the number of shares of Common Stock or Warrants requested to be included in such registration (including Common Stock or Warrants which the Issuer proposes to be included which are not Registrable Securities) or (ii) the inclusion of some or all of the shares of Common Stock or Warrants owned by the Holders, in any such case, exceeds the largest number of shares which can be sold without having an adverse effect on such offering, including the price at which such Shares can be sold (the "MAXIMUM OFFERING SIZE"), the Issuer will include in such registration, in the priority listed below, up to the Maximum Offering Size:

              (A) first, all 2001 Registrable Securities requested to be registered by any Holder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of 2001 Registrable Securities so requested to be included in such registration);

              (B) second, all Registrable Securities (other than 2001 Registrable Securities) requested to be registered by any Demand Rights Holder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among


                           Second Amended and Restated
                              Investors' Agreement
         such Demand Rights Holders on the basis of the relative number of Registrable Securities (other than 2001 Registrable Securities) so requested to be included in such registration);

              (C) third, all Registrable Securities requested to be included in such registration by any other Holder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Holders on the basis of the relative number of Registrable Securities so requested to be included in such registration); and

              (D) fourth, any Common Stock proposed to be registered by the Issuer.

         (e) Upon written notice to each Selling Shareholder, the Issuer may postpone effecting a registration pursuant to this Section 5.1 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Issuer and the Initiating Shareholder in writing that effecting the registration would materially and adversely affect an offering of securities of such Issuer the preparation of which had then been commenced or (ii) such Issuer is in possession of material non-public information the disclosure of which during the period specified in such notice such Issuer believes would not be in the best interests of such Issuer.

         5.2 Incidental Registration. (a) If the Company proposes to register any of its Common Stock or Warrants, or if Doane proposes to register any of its Preferred Stock, under the Securities Act (other than a registration (x) on Form S-8 or S-4 or any successor or similar forms, (y) relating to securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Issuer or (z) in connection with a direct or indirect merger, acquisition or other similar transaction), whether or not for sale for its own account, it will at such time, subject to the provisions of Section 5.2(b) hereof, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholders' rights under this Section 5.2 and shall offer all Shareholders the opportunity to include in such registration statement such number of Registrable Securities of the same type as those proposed to be registered by the Issuer as each such Shareholder may request (an "INCIDENTAL REGISTRATION"). Upon the written request of any such Shareholder made within 10 days after the receipt of notice from the Issuer (which request shall specify the number of Registrable Securities intended to be disposed of by such Shareholder), the Issuer will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities of the same type as those proposed to be registered by the Issuer which the Issuer has been so requested to register by such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves an Underwritten Public Offering, all such Shareholders requesting to be included in the Issuer's registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.4(f) on the same terms and conditions as apply to the Issuer or the Selling Shareholder, as applicable, and (ii) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 5.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register such stock, the Issuer shall give written notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 5.2 shall relieve the Issuer of its obligations to effect a Demand Registration to the extent required by Section 5.1 hereof. The Issuer will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5.2.

         (b) If a registration pursuant to this Section 5.2 involves an Underwritten Public Offering (other than in the case of an Underwritten Public Offering requested by any Demand Rights Holder in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering


                           Second Amended and Restated
                              Investors' Agreement
set forth in Section 5.1(d) shall apply) and the managing underwriter advises the Issuer that, in its view, the number of shares of Preferred Stock or Common Stock or Warrants which the Issuer and the Holders intend to include in such registration exceeds the Maximum Offering Size, the Issuer will include in such registration, in the following priority, up to the Maximum Offering Size:

              (i) first, so much of the Common Stock proposed to be registered for the account of the Issuer as would not cause the offering to exceed the Maximum Offering Size;

              (ii) second, all 2001 Registrable Securities requested to be included in such registration by any Holder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of shares of 2001 Registrable Securities so requested to be included in such registration); and

              (iii) third, all Registrable Securities (other than 2001 Registrable Securities) requested to be included in such registration by any Shareholder pursuant to Section 5.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities (other than the 2001 Registrable Securities) so requested to be included in such registration).

         5.3 Holdback Agreements. With respect to each and every Underwritten Public Offering, each Shareholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other security of the Issuer that is convertible into or exchangeable or exercisable for any Common Stock and that would be a Registrable Security (in each case, other than as part of such Underwritten Public Offering) during the 14 days prior to the effective date of the applicable registration statement (except as part of such registration) or during the period after such effective date that such managing underwriter and the Issuer shall agree (but not to exceed 180 days or any such shorter period (but not less than 90 days) as the managing underwriter may suggest).

         5.4 Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 5.1 or 5.2 hereof, the Issuer will, subject to the provisions of such Sections, use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request:

              (a) The Issuer will as expeditiously as possible prepare and file with the SEC a registration statement on any form selected by counsel for the Issuer and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days (or such shorter period in which all of the Registrable Securities of the Holders included in such registration statement shall have actually been sold thereunder).

              (b) The Issuer will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the


                           Second Amended and Restated
                              Investors' Agreement

         Issuer will furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Shareholder shall have the right to request that the Issuer modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Issuer shall use all reasonable efforts to comply with such request, provided, however, that the Issuer shall not have any obligation to so modify any information if so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              (c) After the filing of the registration statement, the Issuer will promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission under state blue sky laws and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

              (d) The Issuer will use all reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Shareholder holding such Registrable Securities reasonably (in light of such Shareholder's intended plan of distribution) requests, (ii) cause such Registrable Securities to be listed on any national securities exchange or included for trading on any automated quotation system on which its Common Stock is then listed or included for trading and (iii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

              (e) The Issuer will immediately notify each Shareholder holding such Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

              (f) In connection with (i) (A) any Demand Registration requested by the DLJ Entities or their Permitted Transferees or (B) any registration of Registrable Securities pursuant to this Article 5 in which 50% or more of the securities proposed to be registered are securities beneficially owned by the DLJ Entities or their Permitted Transferees, (ii) (A) any Demand Registration requested by the Summit Investors or their


                           Second Amended and Restated
                              Investors' Agreement

         Permitted Transferees or (B) any registration of Registrable Securities pursuant to this Article 5 in which 50% or more of the securities proposed to be registered are securities beneficially owned by the Summit Investors or their Permitted Transferees, (iii)(A) any Demand Registration requested by Chase or its Permitted Transferees or (B) any registration of Registrable Securities pursuant to this Article 5 in which 50% or more of the securities proposed to be registered are securities beneficially owned by Chase or its Permitted Transferees,
         (iv)(A) any Demand Registration requested by the Windy Hill Investors or their Permitted Transferees or (B) any registration of Registrable Securities pursuant to this Article 5 in which 50% or more of the securities proposed to be registered are securities beneficially owned by the Windy Hill Investors or their Permitted Transferees, the Issuer shall not appoint any underwriters unless the DLJ Entities, Chase, the Summit Investors, or the Windy Hill Investors, as applicable, shall have approved such appointment. Any Affiliate of any of the DLJ Entities may be selected as underwriter for an Underwritten Public Offering. The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

              (g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Issuer, the Issuer will make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Issuer pursuant to this Section 5.4 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the "INSPECTORS"), financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "RECORDS") as shall be reasonably requested by any such Person, and cause the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.

              (h) The Issuer will furnish to each such Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter and the participating Shareholders, of (i) an opinion or opinions of counsel to the Issuer and (ii) a comfort letter or comfort letters from the Issuer's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

              (i) The Issuer will otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

              (j) The Issuer may require each such Shareholder to promptly furnish in writing to the Issuer information regarding the distribution of the Registrable Securities as the Issuer may from time to time reasonably request and such other information as may be legally required in connection with such registration.


                           Second Amended and Restated
                              Investors' Agreement

              (k) Each such Shareholder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in
         Section 5.4(e) hereof, such Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4(e) hereof, and, if so directed by the Issuer, such Shareholder will deliver to the Issuer all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Issuer shall give such notice, the Issuer shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.4(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.4(e) hereof to the date when the Issuer shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.4(e) hereof.

              (l) In any firm underwritten offering of Common Stock, the Issuer shall require the managing underwriter to agree to purchase Warrants for shares of Common Stock otherwise includable in such offering pursuant to this Article 5, at a price per share of Common Stock equal to the price per share at which such shares of Common Stock are offered to the public, less (i) underwriting discounts or commissions attributable to each such share and (ii) the Exercise Price per share.

         5.5 Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made in strict conformity with information furnished in writing to the Issuer by such Shareholder or on such Shareholder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or such amended or supplemental prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Issuer has provided such prospectus to such Shareholder in a timely manner prior to such sale and it was the responsibility of such Shareholder under the Securities Act to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Issuer also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Shareholders provided in this
Section 5.5.


                           Second Amended and Restated
                              Investors' Agreement

         5.6 Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Shareholder, but only (i) with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in
Section 5.5 results from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Shareholder shall be prepared, if required by the underwriting agreement, to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this Section 5.6. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5 hereof, the Issuer may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

         5.7 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any and all losses, claims, damages, liabilities and expenses or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.


                           Second Amended and Restated
                              Investors' Agreement

         5.8 Contribution. If the indemnification provided for in this Article 5 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the Shareholders holding Registrable Securities covered by a registration statement and their related Indemnified Parties on the one hand and the underwriters and their related Indemnified Parties on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such Shareholders on the one hand and the underwriters on the other hand, from the offering of the Shareholders' Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and such Shareholders on the one hand and of such underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer and their related Indemnified Parties on the one hand and each such Shareholder and their related Indemnified Parties on the other hand, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and such Shareholders on the one hand and such underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and such Shareholders or by such underwriters. The relative fault of the Issuer on the one hand and of each such Shareholder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Issuer and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.8, no underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to Securities purchased by such underwriter in such offering, less the aggregate amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Shareholder's obligation to contribute pursuant to this Section 5.8 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.


                           Second Amended and Restated
                              Investors' Agreement

         5.9 Participation in Public Offering. No Person may participate in any Underwritten Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

         5.10 Cooperation by the Issuer. In the event any Shareholder shall transfer any Registrable Securities pursuant to Rule 144A under the Securities Act, the Issuer shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

         5.11 No Transfer of Registration Rights. None of the rights of Shareholders under this Article 5 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144A of the Securities Act.

         5.12 Rule 144 Information. So long as the Company is subject to Section 13 or Section 15(d) of the Exchange Act, the Company will make all filings thereunder in a timely manner in order to permit the resale of securities pursuant to Rule 144 within the limitation of the exemptions provided in Rule 144.

         5.13 Windy Hill Rights. The rights of the Windy Hill Investors under this Article 5 may only be exercised by the Windy Hill Representative; provided, the exercise of rights by BRS or Windy Hill L.L.C. shall not duplicate or otherwise increase the aggregate rights granted to the Windy Hill Investors under the other provisions of this Article 5.

                                    ARTICLE 6
                        CERTAIN COVENANTS AND AGREEMENTS

         6.1 Confidentiality. (a) Each Shareholder hereby agrees that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such Shareholder's investment in the Issuer. Each Shareholder agrees that it will use the Confidential Information only in connection with its investment in the Issuer and not for any other purpose. Each Shareholder further acknowledges and agrees that it will not disclose any Confidential Information to any Person; provided that Confidential Information may be disclosed (i) to such Shareholder's Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to such Shareholder, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject; provided that such Shareholder gives the Issuer prompt notice of such request(s), to the extent practicable, so that the Issuer may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Issuer, and shall in any event make only the minimum disclosure required by such law, rule or regulation)), (iii) to any Person to whom such Shareholder is contemplating a transfer of its Shares (provided that such transfer would not be in violation of the provisions of this Agreement and as long as such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Issuer and consistent with the provisions hereof) or (iv) if the prior written consent of the Board (or board of directors of Doane, as applicable) shall have been obtained. Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Issuer or any Shareholder.


                           Second Amended and Restated
                              Investors' Agreement

         (b) "CONFIDENTIAL INFORMATION" means any information concerning the Issuer and Persons which are or become its subsidiaries or the financial condition, business, operations or prospects of the Issuer and Persons which are or become its subsidiaries in the possession of or furnished to any Shareholder (including, without limitation by virtue of its present or former right to designate a director of the Issuer); provided that the term "Confidential Information" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as "REPRESENTATIVES") in violation of this Agreement, (ii) is or was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Issuer or (iii) was or becomes available to such Shareholder on a non-confidential basis from a source other than the Issuer, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Shareholder's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Issuer or another Person.

         6.2 Cooperation in Refinancings. Each Shareholder agrees to cooperate to the extent commercially reasonable with the Company and Doane and take such steps as the Board reasonably deems appropriate in any refinancing of debt of Doane and any of its Subsidiaries in connection with the financing of transactions contemplated in the Windy Hill Merger Agreement including executing such documents as the Board reasonably determined should be filed with any governmental agency and conducting presentations to potential investors and rating agencies. This Section 6.2 shall not be construed to require any Shareholder to contribute any additional capital to the Company or Doane.

         6.3 Reports. The Company will furnish the Shareholders with the quarterly and annual financial reports that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or, in the event the Company is not required to file such reports, quarterly and annual reports containing the same information as would be required in such reports.

         6.4 Limitations on Senior Registration Rights. The Issuer shall not enter into any agreement with any holder or prospective holder of any securities of the Issuer that would allow such holder or prospective holder to include such securities ("NEW SECURITIES") in any registration filed pursuant to Section 5.1 or 5.2 hereof, unless under the terms of such agreement, such holder's or prospective holder's registration rights are pari passu or junior to the registration rights granted under this Agreement.

         6.5 Certain Notices. Issuer shall use all reasonable efforts to give Chase not less than 30 days' notice of any repurchases, redemptions or similar events.

         6.6 Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Warrants such number of its authorized but unissued shares of Class A Common Stock or Class B Common Stock or other securities of the Company from time to time issuable upon exercise of the Warrants as will be sufficient to permit the exercise in full of the Warrants. The Shareholders will take such action as the Company reasonably requests to ensure that the Company has a sufficient number of authorized but unissued shares of Class A Common Stock and Class B Common Stock to permit the Company to comply with this covenant.

         6.7 Meetings of Stockholders; Action by Written Consent. Holders of Warrants, for so long as they are Shareholders, shall have the right to attend annual and special meetings of the holders of Common Stock. At the Company's request, the Shareholders will take such action as is required, including voting the Common Stock owned thereby, to allow the stockholders of the Company to take action by written consent to the fullest extent permitted by applicable law.


                           Second Amended and Restated
                              Investors' Agreement

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

         7.2 Binding Effect: Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         7.3 Assignability. Except as provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company, Doane or any Shareholder, provided that any Person acquiring Securities who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the Company and Doane an agreement to be bound by this Agreement and shall thenceforth be a "SHAREHOLDER".

         7.4 Amendment; Waiver; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Board and (i) holders of at least 75% of the shares of Common Stock (including those acquirable upon exercise of the Warrants) held by the parties to this Agreement at the time of such proposed amendment or modification and, if such amendment or modification affects the duties or rights under this Agreement of the holders of Preferred Stock, holders of at least 75% of the Preferred Stock held by the parties to this Agreement at the time of such proposed amendment or modification or (ii) in the case of any amendment of this
Section 7.4, the holders of all shares of Common Stock and all shares of Preferred Stock, in each case, held or acquirable (pursuant to the Warrants) by the parties to this Agreement at the time of such proposed amendment or modification. Notwithstanding the foregoing, the provisions of Section 2.1 may be amended with the approval of the Board, the DLJ Entities, Summit/DPC, or in the event Summit/DPC shall have ceased to exist, Summit, Chase, and the Windy Hill Representative.

         (b) In addition, any amendment or modification of any provision of this Agreement that would adversely affect any DLJ Entity in a manner that would not also adversely affect a similarly situated Shareholder may be effected only with the consent of such DLJ Entity.

         (c) In addition, any amendment or modification of any provision of this Agreement that would adversely affect Summit/DPC in a manner that would not also adversely affect a similarly situated Shareholder may be effected only with the consent of Summit/DPC, or in the event Summit/DPC shall have ceased to exist, Summit.

         (d) In addition, any amendment or modification of any provision of this Agreement that would adversely affect Chase in a manner that would not also adversely affect a similarly situated Shareholder may be effected only with the consent of Chase.

         (e) In addition, any amendment or modification of any provision of this Agreement that would adversely affect any Windy Hill Investor in a manner that would not also adversely affect a similarly situated Shareholder may be effected only with the consent of one of the Windy Hill Representatives.


                           Second Amended and Restated
                              Investors' Agreement

         (f) This Agreement shall terminate on October 5, 2005.

         7.5 Notices. All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given and received when sent by fax (with confirmation in writing via first class U.S. mail) or delivered personally or on the third Business Day after being sent by registered or certified U.S. mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice:

         if to the Company or Doane, to:

                           Doane Pet Care Enterprises, Inc.
                           Doane Pet Care Company
                           210 Westwood Place South
                           Suite 300
                           Brentwood, TN 37027
                           Attention: Chief Financial Officer
                           Fax:(615) 309-1118

         if to the DLJ Entities, to:

                           DLJ Merchant Banking Funding, Inc.
                           DLJ Merchant Banking Partners, L.P.
                           DLJ First ESC, L.P.
                           277 Park Avenue
                           New York, New York 10172
                           Attention: Peter Grauer
                           Fax:(212) 892-7552

         and to:

                           DLJ International Partners, C.V.
                           DLJ Offshore Partners, C.V.
                           c/o DLJ Offshore Management N.V.
                           John B. Gorsiraweg 6
                           Willemstad, Curacao
                           Netherlands Antilles
                           Attention: Genmaine Sprock
                           MeesPierson Trust (Curacao) N.V.
                           Fax: 011-599-961-4129

         with copies to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York 10017
                           Attention: George R. Bason, Jr.
                           Fax:(212) 450-4800


                           Second Amended and Restated
                              Investors' Agreement
         and

                           DLJ Merchant Banking, Inc.
                           277 Park Avenue
                           New York, New York 10172
                           Attention: Peter Grauer
                           Fax:(212) 892-7552

if to any Summit Investor or Windy Hill Investor, to such Summit Investor or Windy Hill Investor at the address specified by such Summit Investor Windy Hill Investor on the signature pages of this Agreement or in a notice given by such Summit Investor Windy Hill Investor;

         with copies of any notice given to any Summit Investor to:

                           Summit Capital Inc.
                           600 Travis, Suite 6110
                           Houston, Texas 77002
                           Attention: George B. Kelly
                           Fax: (713) 332-2701

         and

                           Vinson & Elkins L.L.P.
                           1001 Fannin
                           Suite 2300
                           Houston, Texas 77002-6760
                           Attention: Bruce C. Herzog
                           Fax: (713) 615-5946

         if  to J.P. Morgan, to:

                           J.P. Morgan Partners (B.H.C.A.), L.P.
                           1221 Avenue of the Americas, 39th Floor
                           New York, New York 10020
                           Attention: Jeffrey C. Walker
                           Fax: (212) 899-3501

         if to Baseball Partners, to:

                           Baseball Partners
                           1221 Avenue of the Americas
                           New York, New York 10020
                           Attention: Chris Behrens
                           Fax: (212) 899-3755

Any Person who becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

         7.6 Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.


                           Second Amended and Restated
                              Investors' Agreement

         7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         7.8 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

         7.9 Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         7.10 Consent to Jurisdiction; Expenses. (a) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court sitting in New York, New York, or any New York State court sitting in New York, New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party by any method provided in Section 7.5 shall be deemed effective service of process on such party and consents to the personal jurisdiction of any federal court sitting in New York, New York, or any New York state court sitting in New York, New York.

         (b) In any dispute arising under this Agreement among any of the parties hereto, the costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by the prevailing party shall be paid by the party that does not prevail.

         7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum possible extent so as to effectuate the parties' intent to the maximum possible extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

                           [Signature Pages to Follow]


                           Second Amended and Restated
                              Investors' Agreement

                                    EXHIBIT A

                              REGULATORY SIDELETTER

         AGREEMENT dated as of March 26, 2001 by and among J.P. MORGAN PARTNERS
(BHCA), L.P. ("Investor"), DOANE PET CARE ENTERPRISES, INC. (the "Equity Issuer") and DOANE PET CARE COMPANY (the "Note Issuer" and together with the Equity Issuer, the "Issuers").

         WHEREAS, Investor is a regulated entity and an indirect subsidiary of J.P. Morgan Chase & Co. and in connection therewith Investor is subject to various regulations that may impose restrictions on the type and terms of Investor's investment in the Issuers;

         NOW THEREFORE, in connection with the foregoing, the parties hereby agree as follows:

         Section 1 Regulatory Matters Generally; Regulatory Cooperation.

         In the event Investor has the right to acquire any of either Issuer's securities from either of the Issuers or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), and Investor reasonably determines that it has a Regulatory Problem, at Investor's request, the applicable Issuers will offer to sell to Investor non-voting securities.

         Section 2 Cross Marketing Activities.

         The Issuers hereby represent and warrant, jointly and severally, that, to their knowledge, except as otherwise disclosed, neither of the Issuers nor any of their subsidiaries (i) offers or markets, directly or through any arrangement, any product or service of any depository institution owned by J.P. Morgan Chase & Co., or (ii) permits any of its products or services to be offered or marketed, directly or through any arrangement, by or through any depository institution owned by J.P. Morgan Chase & Co.

         Section 3 Lending Activities.

         The Issuers hereby represent and warrant, jointly and severally, that, to their knowledge, except as otherwise disclosed in the Transaction Documents (as such term is defined in Section 5 hereto), neither of the Issuers nor any of their subsidiaries currently has or is expected to have a loan facility, credit facility, debt financing, line of credit or any other extension of credit from any depository institution owned by J.P. Morgan Chase & Co.

         Section 4 Covenants.

         (a) The Issuers shall give Investor thirty (30) days prior written notice before taking any affirmative steps which would cause the representations and warranties contained in Sections 2 or 3 to be untrue.


                           Second Amended and Restated
                              Investors' Agreement
                                  Exhibit A-1

         (b) The Issuers shall use their best efforts to notify Investor promptly at any time in which the Issuers reasonably believe the representations contained in Sections 2 or 3 to be untrue whether as a result of either or both of the Issuers' affirmative actions or otherwise.

         Section 5 Participation Interests.

         (a) Notwithstanding anything to the contrary contained in the Investors' Agreement or other transaction documents relating to the Investor's purchase and ownership of the Issuers' securities (collectively, the "Transaction Documents"), the Investor shall be permitted to grant participation interests in the Issuers' securities held by the Investor to affiliates of the Investor without prior disclosure or consent of the Issuers or any other Person, so long as the participation agreement or other agreement or document pursuant to which such participation interest is granted requires such affiliate to comply with the Transaction Documents as if it were a record owner of such securities and a direct party to the Transaction Documents.

         (b) Notwithstanding anything to the contrary contained in the Transaction Documents, any and all representations and warranties relating to the Investor's ownership of the Issuers' securities shall be qualified by the fact that the Investor has granted participation interests in a pro rata portion of all of its investments, including its purchase of the Issuers' securities, to affiliates of the Investor. Such participation interests, however, do not affect the Investor's status as being the sole record owner of the Issuers' securities held by the Investor. The Investor acknowledges and agrees that neither the Issuers nor any other party to the Investors' Agreement will have any obligation to deal with any participant, and participants shall not have any rights under the Investors' Agreement by reason of its status as a participant.

         Section 6 Definitions.

         "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person or any Person identified in clause (ii) below, and (ii) any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person. When such term is used in the context of a Regulatory Problem, it also has the meaning ascribed to it in any Law.

         "Banking Regulations" means all federal, state and foreign Laws applicable to banks, bank holding companies and their Affiliates, including without limitation, the Bank Holding Company Act and the Federal Reserve Act.

         "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Investors' Agreement" means the Second Amended and Restated Investors' Agreement, dated as of March 26, 2001, by and among Doane Pet Care Enterprises, Inc., Doane Pet Care Company, Summit Capital Inc., Summit/DPC Partners, L.P., J.P. Morgan Partners (B.H.C.A.), L.P., Baseball Partners, DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ First ESC, L.P., Bruckmann, Rosser, Sherrill & Co., L.P., PNC Capital Corp., L.L.C. and certain other Persons signatories thereto, as amended, supplemented or otherwise modified from time to time.


                           Second Amended and Restated
                              Investors' Agreement
                                  Exhibit A-2

         "Law," with respect to any Person, means (i) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, including, without limitation, Banking Regulations and SBA Regulations, and (ii) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

         "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

         "Regulatory Problem" means any set of facts or circumstances in which the Investor's ownership of securities issued by the Issuers (i) gives rise to a material violation of Law by the Investor or any of its Affiliates, or gives rise to a reasonable belief by the Investor that such a violation is likely to occur or (ii) gives rise to a limitation in Law that will impair materially the ability of the Investor or any Affiliate to conduct its business or gives rise to a reasonable belief by the Investor that such a limitation is likely to arise.

         "SBA" means the United States Small Business Administration.

         "SBA Regulations" means the Small Business Investment Act and the rules and regulations promulgated by the SBA.

         Section 7 Amendments; Benefit.

         The terms and provisions of this Agreement may not be modified or amended, unless pursuant to a written agreement executed by each of the parties hereof. This Agreement shall be for the benefit of Investor and its Affiliates and shall apply to each acquisition of securities issued by either or both of the Issuers to Investor or its Affiliates.

         Section 8 Counterparts, Facsimile Signatures.

         This Agreement may be executed in any number of counterparts, including by means of facsimile, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 9 Notices.

         All notices, claims, certificates, requests, demands and other communications to be given to the Investor hereunder or relating to the Investor's investment in the Issuers shall be addressed as follows:


                           Second Amended and Restated
                              Investors' Agreement
                                  Exhibit A-3

                           J.P. Morgan Partners, LLC
                           Official Notices Clerk
                           1221 Avenue of the Americas
                           New York, New York  10020-1080
                           Telephone:  (212) 899-3400
                           Facsimile:  (212) 899-3401

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           DOANE PET CARE ENTERPRISES, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                           DOANE PET CARE COMPANY


                                           By:
                                               ---------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                  ------------------------------


                                           J.P.MORGAN PARTNERS, (BHCA), L.P.

                                           By:  JPMP Master Fund Manager, L.P.,
                                                its general partner


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                           By:  JPMP Capital Corp.,
                                                its general partner


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                   -----------------------------


                           Second Amended and Restated
                              Investors' Agreement
                                  Exhibit A-4